EXHIBIT 99.1

For additional information contact:

Jennifer Moreno Reddick

Executive Director, Investor Relations

312.573.5634

jennifer.morenoreddick@navigant.com

NAVIGANT REPORTS SECOND QUARTER 2012 RESULTS

•

Second quarter 2012 revenues before reimbursements (RBR) increased 5% over the prior year to $182 million and, on a year-to-date basis, increased 7% over the prior year to $368 million, primarily driven by organic revenue growth.

•	Second quarter 2012 GAAP earnings per share (EPS) totaled $0.18, down from $0.21 in the prior year period, while second quarter 2012 adjusted EPS of $0.21 remained flat compared to the prior year.

•	First half 2012 GAAP EPS of $0.41 and adjusted EPS of $0.44 increased 8% and 10%, respectively, from first half 2011.

•	Second quarter 2012 segment operating profit increased 3% from second quarter 2011 to $62 million. First half 2012 segment operating profit increased 9% over the prior year period to $129 million.

•	331,900 shares of common stock were repurchased during second quarter 2012 at a weighted average price of $12.74 per share.

•	Navigant affirms financial outlook for full year 2012.

CHICAGO, July 26, 2012 – Navigant (NYSE:NCI) today announced financial results for the second quarter ended June 30, 2012.

“Navigant’s solid financial results for the first half of 2012 demonstrate the ongoing benefits of our diverse portfolio of services directed at highly regulated environments,” commented Julie Howard, Chief Executive Officer. “Strong market drivers in the areas of healthcare payment reform, financial services litigation and mortgage servicing regulatory issues, coupled with a growing need for technology solutions and data analytics to support that work, fueled second quarter outcomes. During the first half of 2012 we realized growth in revenues, EBITDA and earnings per share, all while generating strong free cash flow. I am pleased with our collective performance over the first half of the year and remain confident about our full year outlook for 2012.”

Second Quarter and First Half 2012 Results

Total Company Second Quarter and Year-To-Date 2012 Financial Results (1)
	Q2 2012	Q2 2011	Change	YTD June 2012	YTD June 2011	Change
RBR ($000)	$181,529	$173,293	4.8%	$367,909	$342,897	7.3%
Total Revenues ($000)	$204,600	$194,408	5.2%	$411,221	$383,207	7.3%
EBITDA ($000)	$22,818	$25,328	-9.9%	$49,681	$47,708	4.1%
Adjusted EBITDA ($000)	$24,422	$25,571	-4.5%	$52,101	$49,187	5.9%
Net Income ($000)	$9,556	$10,760	-11.2%	$21,198	$19,538	8.5%
Earnings Per Share	$0.18	$0.21	-14.3%	$0.41	$0.38	7.9%
Adjusted Earnings Per Share	$0.21	$0.21	0%	$0.44	$0.40	10.0%
Average Billable Full Time Equivalents (FTEs)	1,892	1,764	7.3%	1,894	1,773	6.8%
End of Period Billable FTEs	1,873	1,768	5.9%	1,873	1,768	5.9%
Consultant Utilization (1,850 base) (2)	73%	80%	-8.8%	75%	79%	-5.1%
Average Bill Rate (excluding performance based fees) (2)	$281	$283	-0.7%	$285	$282	1.1%
Days Sales Outstanding (DSO)	84	82	2.4%	84	82	2.4%

1)	EBITDA, adjusted EBITDA and adjusted earnings per share are non GAAP financial measures. See the attached financial schedules for a reconciliation of EBITDA, adjusted EBITDA and adjusted earnings per share to the most directly comparable GAAP financial measures.
2)	Prior period utilization and bill rate figures have been restated to reflect consulting personnel only and do not include technology personnel (i.e., those who provide client services but do not record time to specific client engagements). The definition of technology personnel was redefined as part of the Company’s segment realignment; those changes are reflected in all periods presented.

The presentation of Navigant’s second quarter 2012 results reflects the strategic realignment of the Company’s reporting segments and practice areas, as previously announced at Navigant’s Investor/Analyst Forum on June 14, 2012. Beginning with second quarter 2012, the Company’s financial results will be reported in four new business segments: Disputes, Investigations & Economics (comprised of the Disputes & Investigations, Economics, Construction, Claims Processing and Public Services practice areas), Financial, Risk & Compliance Advisory (comprised of the Financial Services, Restructuring, Valuation & Financial Risk Management and Global Investigations & Compliance practice areas), Healthcare (comprised solely of the Healthcare practice) and Energy (comprised solely of the Energy practice). Practices previously part of Navigant’s International Consulting Services segment are now aligned with their North American counterparts as part of the Company’s global delivery model. All prior year information contained in Navigant’s second quarter 2012 earnings release was recast to reflect the new segment reporting structure. Additionally, realigned segment data for 2010 and 2011 was released by the Company on July 24, 2012.

Navigant reported second quarter 2012 RBR of $182 million, up 5% from second quarter 2011 while down 3% from first quarter 2012. First half 2012 RBR increased 7% over the prior year period to $368 million. Segment operating profit increased 3% in second quarter 2012 and 9% in first half 2012 over the prior year periods as profit margins remained relatively stable on higher revenues. EBITDA declined in second quarter 2012 from the prior quarter and the prior year due to higher general and administrative costs related to growth, information technology investments, salary and benefit increases and employee and client development expenses. Second quarter 2012 interest expense was down from the prior year period due to lower debt levels and continued low interest rates. Quarter end debt balances declined $19 million, or 10%, from March 31, 2012 to $168 million at June 30, 2012.

Business Segment Highlights

Business Segment Second Quarter and Year-To-Date 2012 Financial Results (3)
	Q2 2012	Q2 2011	Change	YTD June 2012	YTD June 2011	Change
Business Segment RBR ($000)
Disputes, Investigations & Economics	$81,350	$86,140	-5.6%	$172,569	$170,937	1.0%
Financial, Risk & Compliance Advisory	42,800	33,134	29.2%	80,030	63,969	25.1%
Healthcare	36,022	32,041	12.4%	72,564	65,597	10.6%
Energy	21,357	21,978	-2.8%	42,746	42,394	0.8%

Total Company	$181,529	$173,293	4.8%	$367,909	$342,897	7.3%

Business Segment Revenues ($000)
Disputes, Investigations & Economics	$86,894	$95,472	-9.0%	$183,983	$186,945	-1.6%
Financial, Risk & Compliance Advisory	52,847	37,408	41.3%	96,675	73,565	31.4%
Healthcare	40,839	36,102	13.1%	81,765	73,270	11.6%
Energy	24,020	25,426	-5.5%	48,798	49,427	-1.3%

Total Company	$204,600	$194,408	5.2%	$411,221	$383,207	7.3%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$27,995	$31,191	-10.2%	$62,163	$60,499	2.8%
Financial, Risk & Compliance Advisory	15,402	11,136	38.3%	29,157	21,378	36.4%
Healthcare	11,463	9,659	18.7%	22,933	20,373	12.6%
Energy	7,475	8,324	-10.2%	14,729	16,058	-8.3%

Total Company	$62,335	$60,310	3.4%	$128,982	$118,308	9.0%

3)	A metrics summary including data by segment is available at www.navigant.com/investor_relations.

Disputes, Investigations & Economics segment RBR declined 6% in second quarter 2012 from the prior year period, while first half 2012 segment RBR increased slightly over first half 2011. The second quarter 2012 sequential decline was primarily due to the wind down of a significant forensic accounting engagement and softness in certain areas related to general litigation. Credit crisis related engagements and continued strength in technology related services partially mitigated this decline.

In the Financial, Risk & Compliance Advisory segment, Navigant’s expertise in the mortgage servicing area drove second quarter 2012 segment RBR up 29% over the prior year period. Strong demand in this area is expected to continue throughout the second half of the year. Segment operating profit also increased during the second quarter 2012 and was up 38% from the prior year.

The Healthcare segment’s strategic combination of provider, physician and payer expertise is creating strong demand, as evidenced by the 12% increase in second quarter 2012 Healthcare segment RBR over the prior year period. Segment operating profit also increased during the second quarter 2012 and was up 19% from the prior year. As the economics of the U.S. healthcare industry continue to drive change, Navigant is helping payers create and establish new infrastructure systems, while also assisting providers and physicians with significant changes to their business models. Additionally, the segment’s life sciences practice continues to gain traction in the marketplace and is experiencing an overall increase in general demand.

Second quarter 2012 Energy segment RBR declined 3% from the prior year period and was impacted by the delayed initiation of a few significant engagements. General demand across the segment remains strong, and Navigant has been particularly active in the evaluation, measurement and verification of energy efficiency programs. Subscription services from the Company’s recently announced Pike Research investment are expected to complement the Energy segment’s more traditional consulting business.

2012 Outlook

Navigant affirmed its full year 2012 outlook as originally discussed on February 2, 2012 and as confirmed on April 26, 2012. Total 2012 revenues are estimated to range from $800 to $860 million and RBR is estimated to be between $710 and $770 million. 2012 adjusted EBITDA is estimated to range from $103 to $117 million, while adjusted EPS is estimated to be between $0.88 and $0.98.

Conference Call Details

Howard will host a conference call to discuss the Company’s second quarter 2012 results at 10:00 a.m. Eastern Time on Thursday, July 26, 2012. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.593.8430 (312.470.7390 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes, Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the quarters ended		For the six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Revenues before reimbursements	$181,529	$173,293	$367,909	$342,897
Reimbursements	23,071	21,115	43,312	40,310

Total revenues	204,600	194,408	411,221	383,207
Costs of services:
Cost of services before reimbursable expenses	122,243	116,822	246,203	231,637
Reimbursable expenses	23,071	21,115	43,312	40,310

Total costs of services	145,314	137,937	289,515	271,947
General and administrative expenses	35,848	31,143	71,405	63,552
Depreciation expense	3,740	3,206	7,256	6,583
Amortization expense	1,650	2,163	3,375	4,464
Other operating costs:
Contingent acquisition liability adjustments	620	—	620	—

Operating income	17,428	19,959	39,050	36,661
Interest expense	1,426	1,911	2,889	3,751
Interest income	(181)	(429)	(419)	(796)
Other expense (income), net	(144)	72	(39)	36

Income before income tax expense	16,327	18,405	36,619	33,670
Income tax expense	6,771	7,645	15,421	14,132

Net income	$9,556	$10,760	$21,198	$19,538

Basic net income per share	$0.19	$0.21	$0.42	$0.39
Shares used in computing net income per basic share	51,112	50,820	51,072	50,498
Diluted net income per share	$0.18	$0.21	$0.41	$0.38
Shares used in computing net income per diluted share	51,685	51,270	51,741	51,153

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$—	$2,969
Accounts receivable, net	205,213	179,041
Prepaid expenses and other current assets	30,538	22,766
Deferred income tax assets	13,008	16,229

Total current assets	248,759	221,005
Non-current assets:
Property and equipment, net	42,472	41,138
Intangible assets, net	13,490	16,825
Goodwill	570,872	570,280
Other assets	25,513	25,953

Total assets	$901,106	$875,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,719	$16,261
Accrued liabilities	10,555	8,432
Accrued compensation-related costs	57,889	95,451
Income tax payable	—	3,558
Other current liabilities	34,130	32,622

Total current liabilities	119,293	156,324
Non-current liabilities:
Deferred income tax liabilities	62,633	52,964
Other non-current liabilities	17,116	20,445
Bank debt non-current	167,656	131,790

Total non-current liabilities	247,405	205,199

Total liabilities	366,698	361,523

Stockholders’ equity:
Common stock	62	61
Additional paid-in capital	575,895	567,627
Treasury stock	(207,112)	(197,602)
Retained earnings	177,571	156,373
Accumulated other comprehensive loss	(12,008)	(12,781)

Total stockholders’ equity	534,408	513,678

Total liabilities and stockholders’ equity	$901,106	$875,201

Selected Data
Days sales outstanding, net (DSO)	84	76

NAVIGANT CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarters ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$9,556	$10,760	$21,198	$19,538
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	3,740	3,206	7,256	6,583
Amortization expense	1,650	2,163	3,375	4,464
Share-based compensation expense	2,608	2,433	4,939	4,133
Accretion of interest expense	134	221	274	529
Deferred income taxes	6,709	4,157	11,484	11,313
Allowance for uncollectible accounts receivable	1,893	1,003	3,053	3,028
Contingent acquisition liability adjustments, net	620	—	620	—
Changes in assets and liabilities (net of acquisitions):
Accounts receivable	(11,404)	(5,589)	(29,134)	(13,962)
Prepaid expenses and other assets	(6,591)	139	(5,196)	(4,745)
Accounts payable	1,810	73	449	889
Accrued liabilities	1,023	(26)	2,121	(217)
Accrued compensation-related costs	13,282	19,512	(37,544)	(11,751)
Income taxes payable	(2,404)	104	(2,852)	(2,266)
Other liabilities	3,799	(777)	3,292	(3,577)

Net cash provided by (used in) operating activities	26,425	37,379	(16,665)	13,959

Cash flows from investing activities:
Purchases of property and equipment	(3,153)	(1,677)	(10,979)	(3,401)
Acquisitions of businesses, net of cash acquired	—	(1,046)	—	(1,046)
Payments of acquisition liabilities	(356)	(10,000)	(1,106)	(10,217)
Other, net	(599)	—	(1,211)	(225)

Net cash used in investing activities	(4,108)	(12,723)	(13,296)	(14,889)

Cash flows from financing activities:
Issuances of common stock	1,061	410	2,127	1,050
Repurchase of common stock	(4,228)	—	(7,260)	—
Payments of contingent acquisition liabilities	(366)	—	(2,801)	—
Payment upon termination of credit agreement	—	(250,613)	—	(250,613)
Proceeds from new credit agreement	—	250,613	—	250,613
Net borrowings from banks	(18,825)	(23,275)	36,000	6,432
Payments of term loan	—	—	—	(4,599)
Payments of debt issuance costs	—	(2,814)	—	(2,814)
Other, net	72	(163)	(1,039)	(839)

Net cash (used in) provided by financing activities	(22,286)	(25,842)	27,027	(770)

Effect of exchange rate changes on cash and cash equivalents	(105)	(62)	(35)	103

Net decrease in cash and cash equivalents	(74)	(1,248)	(2,969)	(1,597)
Cash and cash equivalents at beginning of the period	74	1,632	2,969	1,981

Cash and cash equivalents at end of the period	$—	$384	$—	$384

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP measures in addition to GAAP measures to assess the Company's operations and financial results and believes they are useful indicators of operating performance and the Company's ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings per Share

EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs. Adjusted net income and adjusted earnings per share exclude the net income and per share net income impact of severance expense and other operating costs. Severance expense and other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company's results of operations across periods.

Free Cash Flow

Free cash flow is calculated as net cash provided from operations excluding the change in assets and liabilities and allowance for doubtful accounts less cash payments for property, plant and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash available for on-going business operations and long term value creation.

	For the quarters ended		For the six months ended
EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share	June 30,		June 30,
	2012	2011	2012	2011
Severance expense	$984	$243	$1,800	$1,479
Income tax benefit (1)	(310)	(96)	(608)	(536)

Net income impact of severance expense	$674	$147	$1,192	$943

Other operating costs—contingent acquisition liability adjustment	$620	$—	$620	$—
Income tax benefit (1)	(250)	—	(250)	—

Net income impact of other operating costs	$370	$—	$370	$—

EBITDA reconciliation:
Operating income	$17,428	$19,959	$39,050	$36,661
Depreciation	3,740	3,206	7,256	6,583
Amortization	1,650	2,163	3,375	4,464

EBITDA	$22,818	$25,328	$49,681	$47,708
Severance expense	984	243	1,800	1,479
Other operating costs—contingent acquisition liability adjustment	620	—	620	—

Adjusted EBITDA	$24,422	$25,571	$52,101	$49,187

Net income	$9,556	$10,760	$21,198	$19,538
Net income impact of severance expense	674	147	1,192	943
Net income impact of other operating costs—contingent acquisition liability adjustment	370	—	370	—

Adjusted net income	$10,600	$10,907	$22,760	$20,481

Shares used in computing net income per diluted share	51,685	51,270	51,741	51,153
Adjusted earnings per share	$0.21	$0.21	$0.44	$0.40

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.

Free Cash Flow	For the quarters ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Net cash provided by (used in) operating activities	$26,425	$37,379	$(16,665)	$13,959
Changes in assets and liabilities	485	(13,436)	68,864	35,629
Allowance for doubtful accounts	(1,893)	(1,003)	(3,053)	(3,028)
Purchases of property and equipment	(3,153)	(1,677)	(10,979)	(3,401)
Payments of acquisition liabilities	(356)	(10,000)	(1,106)	(10,217)
Payments of contingent acquisition liabilities	(366)	—	(2,801)	—

Free Cash Flow	$21,142	$11,263	$34,260	$32,942